UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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2021 Investor Update

Item 1. FOR Election of directors Item 2. FOR Advisory vote on named executive officer compensation Item 3. FOR Ratify the appointment of independent auditor Item 4. AGAINST Shareholder proposal – additional report on lobbying activities Item 5. AGAINST Shareholder proposal – written consent We Ask For Your Support at the 2021 Annual Meeting

Develops, produces, and markets commercial jet airplanes to global airlines Boeing 7-series family of airplanes leads the industry Targeted research to support the future of aviation Boeing at a Glance The world’s most diversified aerospace and defense company Company Overview Commercial Airplanes Defense, Space & Security Global Services Provides services to commercial and defense customers worldwide Services include supply chain management, engineering, maintenance, upgrades, and conversions Further offerings such as pilot and maintenance training systems and services, technical and maintenance documents, and data analytics Business Segments Develops, produces, and modifies: Manned and unmanned military airplanes Weapons systems Strategic defense and intelligence systems Satellite systems Space exploration capabilities Global Services Defense, Space & Security Commercial Airplanes 10 Year Market Served Market Outlook Boeing is a leading global provider of commercial airplanes, defense, space and security systems, and global services

Safely operate in COVID-19 global environment Safely return 737 to service Rebuild trust Focus on our values Operate with excellence Restore production health Invest in our future Key Areas of Focus Boeing teammates are united by a shared commitment to our values as we improve transparency and rebuild trust Focused on safety, quality, and transparency Virtual working arrangements where possible Supporting COVID-19 relief efforts Implementation of Equity Action Plan and >$25M donation goal by 2024 to support racial equity (~$15M committed to date) Advocating liquidity access for industry Engaged with suppliers to mitigate disruptions Close customer coordination to navigate current environment Partnering with industry on Confident Travel Initiative Suspended dividend and terminated share repurchase program Raised additional debt to bolster liquidity Reducing discretionary spending and prioritizing investments Resizing operations to adapt to lower commercial demand Reviewing our enterprise across key areas to ensure long-term health, competitiveness We’ll achieve our priorities by empowering our people Strengthening our Culture; Supporting our Workforce and Communities Partnering with Customers and Suppliers to Navigate Uncertainty Improving Performance and Transforming our Business for the Future Meeting our Commitments and Delivering on our Priorities

COVID-19 Response: Protecting Our Employees, Communities, and Customers We continue to adapt and evolve our approach to address the impact of COVID-19 Employees Communities Customers Launching the Confident Travel Initiative to provide airline passengers and crews a safe, healthy, and efficient travel experience Developing innovative technologies and methods for cabin cleanliness Delivering mission-ready products to our defense and space customers with quality, and an unwavering focus on safety, integrity Meeting the evolving services needs of commercial and government customers, including remote inspections and maintenance, virtual training, and digital solutions to increase efficiency Using our Dreamlifter to transport urgently needed supplies to health care professionals Utilizing our 3D-printing capabilities to manufacture face shields for those on the front lines Shipping masks, gloves, and other equipment to employees in impacted areas and hospitals in need Providing our facility space in Everett, Washington to help support local vaccine distribution Playing a crucial role in COVID-19 vaccine transport through our cargo planes Continuously assessing employee health and COVID-19 impacts, and in consultation with health officials, temporarily suspending or resuming site operations accordingly Encouraging virtual meetings whenever possible and physical distancing and mask wearing when face-to-face meetings are critical Increasing cleaning of high-touch areas, deep-cleaning of impacted sites, and maintaining rigorous criteria for return to work Developing flexible workplace planning to enable virtual opportunities and support employee feedback

Embracing Changes Within Our Business Adapting to our new reality and positioning to be sharper, more resilient, and more sustainable Infrastructure Overhead and Organization Operational Excellence Portfolio and Investments Supply Chain Health Optimizing Boeing’s facility, site, and enterprise footprint to align with reduced demand and provide new remote and virtual working opportunities Critically evaluating cost structure and how we operate and are organized, with an eye toward simplification and reducing bureaucracy Re-evaluating portfolio mix and prioritizing investments to ensure resources are focused on core market opportunities while driving key efforts in safety, quality, sustainability, and innovation Carefully managing supply chain stability while recalibrating to lower demand and improving efficiency, quality, and cost performance Strengthening every aspect of operational excellence to improve performance, enhance quality, and reduce rework Term Loan Draw Down First Voluntary Layoff Program Raised $25 Billion in Bond Offering Second Voluntary Layoff Program 787 Production Consolidation Decision Suspended Dividend and Terminated Share Repurchase Announced Reduced Production Rates, Lower Staffing Levels Announced Additional Production Rate Reductions and Shared Business Transformation Effort Organizational Realignments and Simplification BOEING ACTIONS March 2020 through end of February 2021 1Q Earnings April 29 2Q Earnings July 29 Raised $9.8bn in Bond Offerings 3Q Earnings October 28 4Q Earnings January 27 Raised $4.9bn in Bond Offerings Streamlined IT Infrastructure Optimizing Warehousing and Logistics Model

Focus on Safety, Rebuilding Trust One Airplane at a Time Stakeholders Company Actions Flying Public Commitment to transparency with all stakeholders Renewed enterprise-wide focus on quality, safety, and integrity in all we do Working closely with customers and regulators to ensure safety of 737 MAX and all other Boeing aircraft Regulators Working under the direction of FAA and other global regulators to safely return the 737 MAX to service Committed to transparency and supporting rigorous scrutiny by regulatory authorities Customers Extensive customer engagement regarding impact of the 737 MAX grounding on their operations Recognized liabilities of $8.8 billion in 2019 and 2020, net of insurance, related to customer concessions and other considerations Continual learning and focus on safety, first-time quality, and delivering on commitments Pilots Met with and continue to engage with hundreds of airline pilots to discuss 737 MAX software updates Recommended robust simulator training for all 737 MAX pilots Conducted hundreds of simulator sessions with pilots prior to return to service Suppliers Closely engaging with more than 600 737 suppliers to ensure supply chain stability Shareholders Board and management maintain regular dialogue with shareholders to inform Board deliberations and increase transparency Shared commitment to transparency and rebuilding stakeholder trust In late 2020, the US FAA and several global regulators approved the return of the 737 MAX to commercial service; we are focused on re-establishing trust and increasing transparency with all stakeholders 18 Airlines in Operation >16k Revenue Flights >37k Flight Hours MAX 737 statistics are as of March 31, 2021 and represent activities after FAA ungrounding in November 2020.

Board Actions to Sharpen Focus on Safety

2019

- ***April 2019:*** Created specially-appointed independent Board committee to review policies and processes for airplane design and development
- ***August 2019:*** Committee delivered recommendations to Board and management, and Boeing established the Aerospace Safety Committee as a permanent Board committee to oversee safe development, production, and testing of our aerospace products and services
- ***August 2019:*** Amended Corporate Governance Principles to formally identify safety-related experience as a criteria in director nominations
- ***October 2019:*** Separated roles of Chairman and CEO; elected Admiral John M. Richardson, 31st Chief of Naval Operations, U.S. Navy, as new independent director and member of Aerospace Safety Committee

2020

- ***January 2020:*** Dave Calhoun became President and CEO
- ***February 2020:*** Clawback policy enhanced to address instances of misconduct that compromise the safety of our products or services; enhanced focus on safety when evaluating individual executive performance, including formal consultation between Aerospace Safety and Compensation Committees
- ***April 2020:*** Steve Mollenkopf, CEO of Qualcomm, elected as an independent director and member of the Aerospace Safety Committee
- ***June 2020:*** Engineering function aligned to single reporting structure to strengthen engineering and elevate focus on safety and quality
- ***September 2020:*** Submitted proposed Safety Management System framework to FAA, including a robust risk management and escalation process as well as a confidential, employee safety reporting system, to support continuous improvements to safety and regulatory compliance. Efforts are underway to scale enterprise-wide

2021

- ***January 2021:*** Mike Delaney appointed as the Chief Aerospace Safety Officer and a member of the Executive Council and reports regularly to the Aerospace Safety Committee and the full Board
- ***March 2021:*** New 2021 executive compensation structure includes operational performance metrics related to safety and quality
- ***Ongoing:*** Provide trained Boeing personnel to assist in airline operations globally and help ensure airlines successfully meet regulatory and training requirements

Actions Taken to Strengthen Culture of Safety

1. **Established Aerospace Safety Committee**
2. **Strengthened engineering function**
3. **Created an independent product and services safety organization**
4. **Establishing a Design Requirements Program**
5. **Enhancing Continued Operation Safety Program**
6. **Reexamining flight deck design and operation**
7. **Expanding the Safety Promotion Center**
8. **Strengthening safety systems**
9. **Leading in new capabilities**
10. **Investing in key talent areas**

Board actively overseeing management's efforts to ensure the highest levels of safety in our products and services

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Copyright @ 2021 Boeing. All rights reserved.

Established Aerospace Safety Committee to Enhance Commitment to Continually Improve Safety Comprised of independent directors with deep leadership experience in organizations where safety and quality are paramount Engineering, design, development, manufacturing, production, operations, maintenance, and delivery of aerospace products and services Safety-related policies and processes Certification activities Policies and processes for engaging with and supporting regulatory oversight Participation in and support of accident investigations, including responses to material findings and conclusions of such investigations Pilot training programs and services Cybersecurity with respect to our aerospace products Committee’s Direct Oversight Responsibilities Committee Membership Adm. Edmund Giambastiani Committee Chair Selected to Chair the Committee primarily due to his experience as Vice Chairman of the U.S. Joint Chiefs of Staff, where the safety of troops was his highest priority. More recently, Adm. Giambastiani, a trained engineer and nuclear trained submarine officer, has served on numerous U.S. Government advisory boards, including one which investigated the Deepwater Horizon Blowout. Larry Kellner Selected primarily due to his experience as the former Chairman and CEO of Continental Airlines, where he led a highly regulated global airline that was committed first and foremost to operating every flight safely every day. Adm. John Richardson Selected primarily due to his deep expertise in developing and implementing rigorous safety policies and procedures in mission-critical environments. During his career in the Navy, was responsible for the safe and effective operation of land and warship-based nuclear reactors during their full life-cycle. Steve Mollenkopf Selected primarily due to his critical insights regarding engineering leadership, risk management, and oversight of large-scale efforts to develop and test new technologies. Also possesses expertise and direct leadership experience in precision engineering, project management, manufacturing, quality control and designing testing regimes for complex systems.

Balance of Tenure, Led By Independent Chairman

Recent Board Refreshment

These four new directors bring significant **safety, engineering, software, risk oversight, audit, supply chain, and financial** experience

The Board's **deep commitment to refreshing its membership** with new members who bring relevant skill sets and fresh perspectives is evidenced by these four highly qualified individuals

In the last two years, **seven directors** have left the Board and **four new directors** have been added as part of the Board's succession planning and refreshment efforts



Adm. John Richardson

Chair, Special Programs Committee

Former Chief of U.S. Naval Operations

2019



Akhil Johri

Chair, Audit Committee[1]

Former Executive VP & CFO, United Technologies

2020



Steve Mollenkopf

CEO, Qualcomm

2020



Lynne Doughtie

Former U.S. Chairman and CEO, KPMG

2021

4 Independent Directors with 0 – 2 Years of Tenure



Larry Kellner

Director since: 2011

Independent Chairman, *Boeing*

Former Chairman, President & CEO, Continental Airlines



Lynn Good

Director since: 2015

Chair, Compensation Committee[1]

Chairman, President & CEO, Duke Energy



Robert Bradway

Director since: 2016

Chair, Finance Committee[1]

Chairman & CEO, Amgen

3 Independent Directors with 3 – 9 Years of Tenure



Adm. Edmund Giambastiani Jr.

Director since: 2009

Chair, Aerospace Safety Committee

Former Vice Chairman, U.S. Joint Chiefs of Staff



Ronald Williams

Director since: 2010

Chair, GON Committee[1,2]

Former Chairman & CEO, Aetna

2 Independent Directors with 10 – 11 Years of Tenure

Range of director tenures blends deep experience with fresh perspectives

[1] Subject to re-election at 2021 Annual Meeting [2] Governance, Organization and Nominating Committee

Data represents directors standing for election at the 2021 Annual Meeting

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Copyright @ 2021 Boeing. All rights reserved

Board Possesses the Skills and Experience Necessary to Oversee Management Effectively

Background	Number of Directors	Alignment with Company Strategy
In-Depth Aerospace Expertise	4	Substantial knowledge of aerospace enables enhanced oversight of product development
Engineering / Technology Leadership	7	Experience in precision engineering or in leading teams working on cutting-edge technologies enables directors to effectively oversee the design, development and testing of complex aerospace products, services and systems
Complex Manufacturing Expertise	4	Understanding of multifaceted industrial processes allows directors to critically evaluate manufacturing
Safety	6	Expertise in establishing and overseeing safety processes and procedures provides the Board with the proper perspectives to effectively monitor Boeing operations
Risk Management	10	Experience assessing and managing risks enables directors to effectively oversee the most significant risks facing Boeing
Highly Regulated Industry Experience	7	Familiarity with highly regulated industries allows directors to advise on how to most effectively work with regulators, meet their expectations and achieve mutual goals
Current or Former CEO of a Large Company	7	Understanding of and experience navigating key challenges of the chief executive role at large companies allows directors to effectively advise and oversee the performance of our CEO
Fortune 500 Board Experience	8	Work on other large, public company boards provides directors with similar oversight experience
International Leadership	6	Experience leading large, global teams and significant experience managing global relationships and/or international stakeholders enables directors to advise management on key risks involving our global customer and supply bases, oversee the Company's processes for managing global compliance systems and identify strategic opportunities for future international growth
Senior Leadership	10	Awareness of intricacies of effectively running teams enables directors to advise and assess the performance of our management team
Senior U.S. Government / Military Experience	2	Experience in large-scale operations, strategy development, international relations, defense contracting and/or risk oversight in sectors where safety is a key priority enables directors to critically examine and shape policies and procedures, as well as advise on strategic considerations involving our global defense and commercial operations
Former Fortune 500 CFO	4	Expertise in large-scale financial decision-making helps guide capital allocation and other financial decisions

Board Diversity: 4 of 10



Diverse with respect to gender
Diverse with respect to race / ethnicity

9 of 10 Independent



Balanced Independent Director Tenure



0-2 years
4
10-11 years
2
Average ~5 years
3-9 years
3

Boeing's highly qualified, diverse Board brings range of skills in areas critical to our long-term strategy

Data represents directors standing for election at the 2021 Annual Meeting

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Copyright @ 2021 Boeing. All rights reserved.

Robust Shareholder Engagement Program to Provide Feedback to the Board The Boeing Board strongly believes in ongoing dialogue with and accountability to our shareholders Amended Corporate Governance Principles to require that our Board Chairman be an independent director Committed to begin publicly disclosing workplace diversity data, including our Consolidated EEO-1 Report Committed to issuing first sustainability report Enhanced clawback policy to address instances of misconduct that compromise the safety of our products or service Incorporated operational performance component to the 2021 annual incentive plan design, to drive employee safety, product safety, and quality  Enhanced focus on safety when evaluating individual executive performance Boeing met with holders of ~35% of its shares in 2020, and incorporated shareholder perspectives into Board decision-making Feedback incorporated based on discussions with Shareholders Company’s response to the COVID-19 pandemic, including efforts to keep employees, customers, and the flying public safe Company efforts to return the 737 MAX safely to service Board’s revised leadership structure Company’s continued focus on diversity and inclusion New sustainability organization Business transformation efforts Executive compensation Key Topics Discussed with Shareholders in 2020

2020 Compensation Program Designed to Align Executives with Shareholders 2020 compensation program designed to pay for performance, align with shareholder interests, and reduce risk Element Vehicle Metrics* Rationale Base Salary Cash Based on skills, experience, and demonstrated performance Annual Incentive Cash Boeing Performance Score (50%): Free Cash Flow (75%) Core EPS (25%) Business Unit Performance Score (50%) Commercial Airplanes: Free Cash Flow (75%) and Operating Earnings (25%) Defense, Space & Security and Global Services: Free Cash Flow (50%), Operating Earnings (25%), and Revenue (25%) For those not dedicated to one business unit, the business unit score was the average of the three scores Designed to drive sustainable growth Sharpens executives’ focus on that best drive long-term value Enhances focus on free cash flow, both at the Company level and the Commercial Airplanes business unit level, to ensure that management is highly focused on executing our business plan, with particular emphasis on managing our liquidity and overall financial health as we safely return the 737 MAX to service Long-Term Incentive PBRSUs (25%) Relative Total Shareholder Return Incentivizes long-term performance achievement Aligns executives with shareholders Promotes retention RSUs (25%) Share Price Performance Awards (50%) Free Cash Flow (50%) Revenue (25%) Core EPS (25%) * All annual incentive payouts and long-term incentive awards are impacted by each executive’s individual performance score, which includes formal consideration of performance against safety-related objectives, including input from the Aerospace Safety Committee for certain senior executives

2020 Compensation Outcomes Aligned with Performance

2020 Incentive Plan Payouts

2020 Annual Incentive Performance Scores	
Corporate Employees	64%
Commercial Airplanes	58%
Defense, Space & Security	86%
Global Services	49%
2018-2020 Long-Term Award Results	
2018-2020 Performance Award Payout:	0%
2018-2020 PBRSU Payout:	0%

Ultimate payouts for NEOs (exc. CEO) ranged from **56% to 82% of target,** after accounting for individual performance scores that modified awards **±5%**

CEO received no bonus, despite the fact that he was entitled to a guaranteed annual incentive at no less than target as agreed upon his hire

Summary of 2020 CEO Reported Pay

Salary	**$269,231** *Mr. Calhoun voluntarily declined any salary after March 20, 2020*
Annual Bonus	**$0** *Mr. Calhoun voluntarily declined annual bonus*
One Time New Hire Awards	
RSUs[1]	$10,000,152
Performance-based RSUs[2]	$7,014,942
2020-2022 Long-Term Awards[3]	
Performance Award[4]	$3,500,000 at Target
PBRSUs[2]	$1,750,105 at Target
RSUs	$1,749,907 at Target

2020 payouts tied directly to performance; CEO awards ensure focus on long-term value creation

[1] Vest in three equal installments over a three-year period; award was designed to compensate Mr. Calhoun for amounts forfeited upon his departure from his prior employer
[2] Vest 50% after 2- and 3-years subject to performance goals. Forfeited entirely if goals not met by Dec 31, 2023
[3] 3 year cliff vesting
[4] Denominated in cash, so not included in the 2020 Summary Compensation Table. The Compensation Committee has the discretion to pay these awards in cash, stock or a combination of both

Copyright @ 2021 Boeing. All rights reserved.

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Looking Ahead to 2021 Compensation Goal is to ensure executive compensation continues to be linked to the long-term interest of our shareholders 2021 Annual Incentive Plan Based on total Company, business unit and individual performance Financial Performance Operational Performance Metrics and weightings to mirror 2020 numbers for Company and business unit performance Threshold performance set at 50% for financial metrics; performance <50% results in a 0% score for metric No payout to occur if Company performance score is zero Maximum performance 150% Designed to drive improvement in product safety, employee safety, and quality Quantitative and qualitative results Target level of performance achieved per goal will lead to 5% increase to financial performance score (for a total of 15%) If target performance is not achieved, score for that goal will be zero 50% or higher score for total Company financial performance must be earned in order for any operational performance payout to occur 2021-2023 Long-Term Incentive Awards In order to focus executives on the long-term nature of our business, the following changes were made to the NEO long-term incentive program: Premium-Priced Stock Options (50%) RSUs (50%) 3-year cliff vesting; exercisable over 10 years Exercise price set at 120% of grant value Executives must deliver meaningful shareholder return before the options provide value 3-year cliff vesting Designed to encourage retention and reward performance based on long-term stock price performance CEO’s 2021-2023 Long-Term Incentive Awards Mr. Calhoun’s 2021 awards contain additional features to further strengthen the link between his compensation and the long-term interests of our shareholders: Unable to sell or transfer shares acquired through option exercises until after the end of tenure as CEO RSUs not distributed until after CEO’s departure, and then in ten annual installments New in 2021

Item 4: Shareholder Proposal Regarding an Additional Report on Lobbying Activities The Board recommends AGAINST this proposal. The Board believes that our existing disclosures in this area make the proposal unnecessary. Boeing regularly engages across all levels of government and works with trade, industry, and civic groups that provide critical expertise Boeing maintains robust policies and procedures to promote the transparency of its lobbying and advocacy activities: Boeing’s Executive Vice President, Government Operations, reports regularly to the Board on Boeing’s lobbying and other advocacy activities Files both quarterly and semi-annual federal Lobbying Disclosure Act reports with Congress and makes public complete information about federal, state, local, and grassroots lobbying expenditures No contributions from corporate funds to federal, state, or local candidates or political parties or ballot initiatives in the last eight years Prohibits trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure Boeing actively continues to seek ways to extend and enhance commitment to transparency - most recently: In 2020, began providing additional information about key trade associations to which we contribute In 2021, publicly committed to enhance website to provide more information on the Board’s oversight role and reorganize the content for ease of reference In January 2021, Boeing announced a temporary pause of political contributions from The Boeing Political Action Committee in light of the events of January 6, 2021, reflecting the Company’s commitment to always conduct its activities in this area in a responsible and transparent manner

The Board recommends AGAINST this proposal. The proposal, if implemented, could prevent shareholders from being consulted on key matters impacting Boeing. Written consent could allow a small group of shareholders to quietly accumulate large voting positions and take important corporate action without the waiting periods, disclosure rules, and other protections inherent in the shareholder meeting and voting process Current bylaws already permit the right of shareholders holding 25% or more of the outstanding shares to call a special shareholder meeting Additional governance practices already afford shareholders the right to regularly express their views and feedback and hold directors accountable: Annual director elections by majority voting Ability to nominate directors through proxy access Robust shareholder outreach program Item 5: Shareholder Proposal on Written Consent

Sustainability

Cultivating an Equitable, Inclusive Culture, and Diverse Workforce

Diversity and inclusion are core to Boeing's values at the highest level

*We are committed to providing a work environment for all employees that is **welcoming, respectful and engaging, with opportunities for personal and professional development***

*Our business is powered by our people, and our commitment to **inclusion and diversity increases our productivity, quality, creativity, and innovation***

Equity Action Plan:

Creating Inclusion and Equity for All

Will take steps to **close the largest representation gaps** across the enterprise and continue to ensure compensation practices are fair to all. And committed to publicly disclose detailed **workplace diversity data**, including our consolidated **EEO-1 Report**, beginning in 2021

Confronting Racism Head-On

Will work to **increase the representation rate of Black Boeing employees in the United States by 20%**. We have also **established a Racial Equity Task Force** with representatives from across the company

Building and Supporting a Coalition

Committed – at a minimum – **$25 million to advance racial equity and social justice** in our communities by 2024. And we are well on our way to surpassing that goal with **more than $15 million committed in 2020**

Highlights:

- Boeing ranked 27th on DiversityInc.'s 2020 "Top 50 Companies for Diversity"; moved up 5 spots from 2019
- American Indian Science and Engineering Society included Boeing on its list of the top companies setting the standard for recruiting and retaining Native American STEM professionals
- Approximately 15% of our U.S. workforce are military veterans and in 2020, we contributed more than $14 million across 97 grants in support of veterans workforce transition and recovery and rehabilitation programs
- Named one of the 2020 Best Places to Work for Disability Inclusion by Disability:IN; our employees' tireless commitment to disability inclusion was recognized with a 100% score

DiversityInc 2020 TOP 50 COMPANIES FOR DIVERSITY

DEI BEST PLACE TO WORK FOR DISABILITY INCLUSION 2020
100% DISABILITY EQUALITY INDEX

Boeing has a formal, company-wide equity, diversity and inclusion strategy, mission and goals, which guide a variety of internal programs such as more than 40 diversity and inclusion councils and more than 125 Business Resource Group chapters worldwide

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Copyright @ 2021 Boeing. All rights reserved.

Chris Raymond Chief Sustainability Officer and a member of the Executive Council In addition to leading the sustainability team, Raymond’s Executive Council responsibilities include driving shared awareness of ESG trends, opportunities, and targets to guide company decision-making Dedicated Sustainability Function Boeing is focused on innovating and operating to make the world better through environmental leadership, social progress, and values-driven governance Boeing is committed to further advancing approach to sustainability, prioritizing environmental stewardship, social inclusion, and values-based governance, including stakeholder-oriented reporting and Company performance Additional Resources: Sustainability Website Global Environment Report 2020 2020 Global Engagement Portfolio Global Environment Report 2020 Companion In September 2020, Boeing appointed Chris Raymond as the Company’s first Chief Sustainability Officer This newly created position reports directly to Executive Vice President, Enterprise Operations and Chief Financial Officer and is a member of the Executive Council Raymond leads a team that collaborates across Boeing's business units and enterprise functions This team drives and influences the Company’s commitment to responsible and inclusive business practices and positive global impact for future generations Enhanced sustainability website in 2020 and committed to issue first Sustainability Report in 2021, building on prior reports tailored to environmental stewardship and community engagement efforts

Committed to Environmental Leadership

Boeing's Approach to Environmental Sustainability

Products	▪ Each generation of Boeing airplanes is 15% to 25% more efficient than the generation before ▪ Boeing's product designs enable disassembly of parts and materials recovery resulting in airplanes that are nearly **90% recyclable** by weight for parts reuse and scrap
Operations	▪ Boeing is committed to managing our carbon footprint by reducing our Scope 1, 2 and 3 emissions[2]; since 2007, we have **reduced our greenhouse gas emissions by 37%** ▪ Additive manufacturing is **changing the way we design and build products** with fewer raw materials, creating less waste and improving fuel efficiency in our products
Collaboration	▪ Boeing's environmental principles are applied to the product lifecycle value chain, **working with partners, suppliers and industry collaborators**
Governance	▪ The **CSO** is accountable to and regularly **reports to the CEO and Executive Council** on strategy, risks, opportunities and performance ▪ The **Board of Directors reviews** top-level, strategic operational and compliance risks, which includes **climate and environment-related risks**

In January 2021, we committed that all of our commercial airplanes will be capable and certified to fly on 100% sustainable aviation fuel by 2030

2019 Progress Toward 2025 Goals (from 2017 baseline)

2025 Reduction Goals	Progress Details[1]
Reduce greenhouse gas emissions by 25%	Reduced 2.8%
Reduce water consumption by 20%	Reduced 7%
Reduce solid waste to landfill by 20%	Reduced 15%
Reduce energy consumption by 10%	Increased 0.3%
Reduce hazardous waste by 5%	Increased 2.7%

The Industry is Working Together to Reduce Emissions

2010 1.5% per year fuel efficiency ✓	Working toward carbon neutral growth	Actual performance beating targets as fuel efficient planes are implemented
2020 Carbon neutral growth ✓	Implementation of global sectoral approach	Industry actively supports global actions
2050 -50% CO_2 GOAL	Half the net aviation CO_2 of 2005	Advancing new tech, sustainable aviation fuel and operational improvement

Boeing recognizes climate change is a fundamental global challenge, and as we enable people to move freely across the planet, we recognize the need to reduce the impact of flying

[1] For full year 2019. 2020 information will be published in our 2021 Sustainability Report later this year.
[2] For scope 3 emissions, only business travel is included in our annual reports. For more detailed disclosure about our Scope 1, 2 and 3 emissions please see our 2020 Global Environment Report and our 2020 CDP Report.

Copyright @ 2021 Boeing. All rights reserved.

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Caution Concerning Forward-Looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and increased considerations to customers and suppliers, (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our or our customers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; and (24) potential environmental liabilities. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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